Atrinsic Acquires Ringtone.com

Adds 180,000 Subscribers, Accretive to Shareholders upon Close, Provides Platform to Support Ad-Supported Ringtone Model

July 2, 2008

NEW YORK—(BUSINESS WIRE)—New Motion, Inc., doing business as Atrinsic (NASDAQ: NWMO - News), a premier Internet media and mobile entertainment company, today announced that it has acquired the assets of Ringtone.com, a popular mobile entertainment destination for downloadable mobile content and a highly valuable Internet domain which receives more than 1,000 signups per day.

Based on existing subscribers and historical retention rates, Ringtone.com is expected to generate a higher return on the company’s marketing investments than if it had organically acquired these customers during fiscal year 2008; subsequently, the company also expects to materially reduce its annual customer acquisition budget and reconfirms its 2008 pro forma guidance of $145 million to $160 million in revenue with adjusted EBITDA of $15 million to $20 million. Management expects to expand the use of the assets purchased from Ringtone.com from solely a subscription based model into a more flexible and robust business model with multiple revenue streams, including an ad-supported model.

Ringtone.com was a wholly-owned subsidiary of W3i Holdings, LLC, a provider of integrated desktop marketing and mobile marketing solutions, based in St. Cloud, Minnesota. Q Advisors, LLC acted as the exclusive financial advisor to Ringtone.com and W3i in connection with the transaction.

In consideration for the assets acquired, Atrinsic will pay W3i $6.25 million in cash, offset by $1.5 million in working capital for a net cash outlay of $4.75 million. In addition, W3i will receive a $1.75 million convertible note, with a 10% coupon and a term of one year. This note is optionally convertible by W3i into Atrinsic common stock at a 30% share price premium based on the average market price of Atrinsic’s common stock for the 10 trading days preceding the close of the transaction.

Burton Katz, the Company’s CEO, commented, “Ringtones are the historic growth driver behind worldwide mobile content sales. Over the past year and a half, there have been fundamental shifts in the subscription based business model supporting these services creating unique opportunities in a business continuing to see strong consumer demand. This accretive asset purchase enables us to re-enter the ringtone space, in what still represents an approximate $4 billion global business, with a low-cost platform that will leverage the popular ringtone.com domain and implement a new, ad-supported business model. This is an ideal transaction for Atrinsic and its shareholders, as it provides a favorable cost structure, creating an even more efficient customer acquisition method than the industry leading cost structure with which we acquire subscribers today. In this market, Atrinsic will continue to evaluate acquisitions which it believes will create shareholder value.”

About Atrinsic

Atrinsic (NASDAQ: NWMO - News) (New Motion, Inc. DBA Atrinsic) is one of the fastest growing digital advertising and entertainment networks in the United States. Atrinsic brings together the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies, creating a fully integrated vehicle for both entertainment content and brand-based and performance advertising. Entertainment content is organized into four strategic services — digital music, casual games, sweepstakes, and community/lifestyle. Brands include Altnet, a mobile legal music download service featuring original artists, GatorArcade, a premium online and mobile gaming site, Bid4Prizes, a low-bid mobile auction game, and iMatchUp, one of the first integrated web-mobile dating services. Feature-rich advertising services include a mobile ad network, extensive search capabilities, email marketing, one of the biggest publisher networks around at over 8,000 and growing, and proprietary entertainment content. Headed by a team of Internet, new media, entertainment and technology professionals, Atrinsic was founded in 2005 and is headquartered in New York with offices in Irvine, CA, Seattle, WA, and Moncton, Canada. For more information, please visit www.atrinsic.com.

Forward-Looking Statements

This news release includes forward-looking statements, including the statement that: based on existing subscribers and historical retention rates, Ringtone.com is expected to generate a higher return on the Company’s marketing investments than if the Company had organically acquired these customers during fiscal year 2008, subsequently, the Company also expects to materially reduce its annual customer acquisition budget and reconfirms its 2008 guidance. Forward-looking statements also include management’s expectation that the Company will expand the use of the assets purchased from Ringtone.com from solely a subscription-based model into a more flexible and robust business model with multiple revenue streams, including an ad-supported model. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as “anticipate,” “propose,” “estimate,” “believe” or “expect,” as well as similar statement, and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: Atrinsic’s ability to maintain relationships with customers, joint venture partners, employees or suppliers, including those of Ringtone.com; risks related to the successful use and operation of the assets acquired from Ringtone.com; the risk that the anticipated benefits of the asset acquisition may not be realized; and other risks that may impact Atrinsic’s business, some of which are discussed in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risks That Could Affect Future Results” or “Risk Factors” and elsewhere, including, without limitation, in Atrinsic’s Quarterly and Annual Reports, as filed on Forms 10-Q or Form 10-K. Copies of Atrinsic’s filings with the SEC can be obtained at the SEC’s website at www.sec.gov. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the operating results of Atrinsic could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and Atrinsic undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.